United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2012, the Board of Directors (the “Board”) of the Company approved an amendment to the Company’s Amended and Restated bylaws (the “Amended Bylaws”).  The amendments to the Amended Bylaws include the following:

•	The description of the chairman of the board’s position was moved from Section 4.6 to Section 3.14.

•	Section 4.1 was amended to delete the reference to a chairman.

•	Sections 4.7-4.9 were amended to eliminate reference to the chairman position.

•
Section 4.7 was modified to remove the provision that the Chief Executive Officer (the “CEO”) shall perform the duties of the Chairman of the Board in the absence or disability of the Chairman, or in a vacancy in the Chairman position.

•	Section 4.8 was modified to reflect that the President shall perform the duties of the CEO in the CEO’s absence or disability, or in a vacancy in the CEO position.

•
Section 4.9 was amended to delete the provision that, in the absence or disability of the CEO or President, an officer appointed by the Board shall serve instead, as this was duplicative of Section 3.1(A).

Miscellaneous revisions were made in connection with the foregoing revisions to achieve consistency throughout the document with regard to the changes.  The Amended Bylaws were effective upon approval by the Board on
April 18, 2012.  The descriptions of the changes to the Bylaws contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is included with this Report:

Exhibit 3.1                               Registrant's amended and restated bylaws as amended on April 18, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: April 20, 2012